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                                                                     EXHIBIT 5

                        [LETTERHEAD OF SIDLEY & AUSTIN]



                                  May 21, 1999



Whitman Corporation
3501 Algonquin Road
Rolling Meadows, Illinois 60008


                           Re:      Whitman Corporation
                                    Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel for Whitman Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 2,000,000 shares of common stock, par value $.01 per share, of the Company (the "Registered Shares"), to be offered to participants in the Whitman Corporation Retirement Savings Plan (the "RSP") and the Whitman Corporation Master Retirement Savings Plan (the "Master RSP" and together with the RSP, the "Plans")

                  We are familiar with the proceedings to date with respect to the proposed issuance of the Registered Shares and have examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. Each Registered Share newly issued under the Plans will be duly authorized, legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act;
(ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Registered Shares as contemplated by the Registration Statement; (iii) such Registered Share shall have been duly issued and sold in the manner contemplated by the Plans;
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SIDLEY & AUSTIN                                                         Chicago

Whitman Corporation
May 21, 1999
Page 2

and (iv) a certificate representing such Registered Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plans.

                  We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Registered Shares.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                Very truly yours,

                                /s/ Sidley & Austin